Exhibit 8(a)(x)
AMENDMENT TO FUND PARTICIPATION AGREEMENT

This Amendment to the Fund Participation Agreement (“Agreement”) dated the 1st day of May, 2003, by and between Lincoln Variable Insurance Products Trust, an open-end management investment company organized as a Delaware statutory trust (the “Trust”), and Lincoln Life & Annuity Company of New York, a New York insurance company (the “Company”) is effective as of May 1, 2014.

AMENDMENT

WHEREAS, the parties wish to amend Schedule 2 to the Agreement and replace it in its entirety.

NOW, THEREFORE, in consideration of their mutual promises, the Company and the Trust agree to amend the Agreement as follows:

1.   Schedule 2 of this Agreement shall be deleted and replaced with the attached Schedule 2.

2.   All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

Lincoln Variable Insurance Products Trust
Date: April 15, 2014	By: /s/ Kevin J. Adamson Kevin J Adamson Vice President
Lincoln Life & Annuity Company of New York
Date: April 15, 2014	By: /s/ William P. Flory, Jr. William P. Flory, Jr. Vice President

SCHEDULE 2

Funds
As of May 1, 2014
Fund Name
LVIP American Balanced Allocation Fund
LVIP American Century VP Mid Cap Value RPM Fund
LVIP American Global Growth Fund
LVIP American Global Small Capitalization Fund
LVIP American Growth Fund
LVIP American Growth-Income Fund
LVIP American Growth Allocation Fund
LVIP American Income Allocation Fund
LVIP American International Fund
LVIP American Preservation Fund
LVIP AQR Enhanced Global Strategies Fund
LVIP Baron Growth Opportunities Fund
LVIP BlackRock Emerging Markets RPM Fund
LVIP BlackRock Equity Dividend RPM Fund
LVIP BlackRock Global Allocation V.I. RPM Fund
LVIP BlackRock Inflation Protected Bond Fund
LVIP BlackRock Multi-Asset Income Fund
LVIP Capital Growth Fund
LVIP Clarion Global Real Estate Fund
LVIP ClearBridge Variable Appreciation RPM Fund
LVIP Columbia Small-Mid Cap Growth RPM Fund
LVIP Delaware Bond Fund
LVIP Delaware Diversified Floating Rate Fund
LVIP Delaware Foundation Aggressive Allocation Fund
LVIP Delaware Foundation Conservative Allocation Fund
LVIP Delaware Foundation Moderate Allocation Fund
LVIP Delaware Growth and Income Fund
LVIP Delaware Social Awareness Fund
LVIP Delaware Special Opportunities Fund
LVIP Dimensional U.S. Equity Fund
LVIP Dimensional Non-U.S. Equity Fund
LVIP Dimensional/Vanguard Total Bond Fund
LVIP Franklin Mutual Shares VIP RPM Fund
LVIP Franklin Templeton Multi-Asset Opportunities Fund
LVIP Global Income Fund
LVIP Goldman Sachs Income Builder Fund
LVIP Invesco Diversified Equity-Income RPM Fund
LVIP Invesco V.I. Comstock RPM Fund
LVIP JPMorgan Mid Cap Value RPM Fund
LVIP JPMorgan High Yield Fund
LVIP Managed Risk American Balanced Allocation Fund
LVIP Managed Risk American Growth Allocation Fund
LVIP Managed Risk Profile Conservative Fund
LVIP Managed Risk Profile Moderate Fund
LVIP Managed Risk Profile Growth Fund
LVIP Managed Risk Profile 2010 Fund
LVIP Managed Risk Profile 2020 Fund
LVIP Managed Risk Profile 2030 Fund
LVIP Managed Risk Profile 2040 Fund
LVIP Managed Risk Profile 2050 Fund
LVIP MFS International Growth Fund
LVIP MFS International Growth RPM Fund
LVIP MFS Value Fund
LVIP Mid-Cap Value Fund
LVIP Mondrian International Value Fund
LVIP Money Market Fund
LVIP Multi-Manager Global Equity RPM Fund
LVIP PIMCO Low Duration Bond Fund
LVIP SSgA Bond Index Fund
LVIP SSgA Conservative Index Allocation Fund
LVIP SSgA Conservative Structured Allocation Fund
LVIP SSgA Developed International 150 Fund
LVIP SSgA Emerging Markets 100 Fund
LVIP SSgA Global Tactical Allocation RPM Fund
LVIP SSgA International Index Fund
LVIP SSgA International RPM Fund
LVIP SSgA Large Cap 100 Fund
LVIP SSgA Large Cap RPM Fund
LVIP SSgA Moderate Index Allocation Fund
LVIP SSgA Moderate Structured Allocation Fund
LVIP SSgA Moderately Aggressive Index Allocation Fund
LVIP SSgA Moderately Aggressive Structured Allocation Fund
LVIP SSgA S&P 500 Index Fund
LVIP SSgA Small-Cap RPM Fund
LVIP SSgA Small-Cap Index Fund
LVIP SSgA Small-Mid Cap 200 Fund
LVIP T. Rowe Price Growth Stock Fund
LVIP T. Rowe Price Structured Mid-Cap Growth Fund
LVIP Templeton Growth RPM Fund
LVIP UBS Large Cap Growth RPM Fund
LVIP Vanguard Domestic Equity ETF Fund
LVIP Vanguard International Equity ETF Fund
LVIP VIP Contrafund® RPM Portfolio
LVIP VIP Mid Cap RPM Portfolio